Exhibit 10 (xcvi)

AMENDMENT NO. 8
TO THE
NACCO MATERIALS HANDLING GROUP, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective September 1, 2000)

     NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 8 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (As Amended and Restated Effective September 1, 2000) (the “Plan”), to be effective as of the date it is executed. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

     Section 2.14 of the Plan is hereby amended by deleting the phrase “the Company” and replacing it with the phrase “the Administrative Committee of the Profit Sharing Plan” therein.

Section 2

     Section 2.18 of the Plan is hereby amended by deleting the phrase “the NACCO Materials Handling Group, Inc. Profit Sharing Plan” and replacing it with the phrase “the NACCO Materials Handling Group, Inc. Profit Sharing Retirement Plan” therein.

Section 3

     Section 5.4(a) of the Plan is hereby amended in its entirety to read as follows:

     “(a) The Company (with the approval or ratification of the NACCO Industries, Inc. Benefits Committee (the “Benefits Committee”) may change (but not suspend) the earnings rate credited on Accounts under the Plan at any time upon at least 30 days advance notice to Participants.”

Section 4

     Section 7.1(f)(iv) of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

     “Such forfeitures shall inure to the benefit of the Company and shall be used to pay Excess Retirement Benefits and/or the administrative expenses of the Plan.”

Section 5

     The last sentence of Section 7.1(g) of the Plan is hereby amended by deleting the phrase “The Nominating, Organization and Compensation Committee of the Board of Directors of the Company” and replacing it with the phrase “The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”)” therein.

Section 6

     Section 10.3 of the Plan is hereby amended in its entirety to read as follows:

     “Section 10.3. Claims Procedure.

     (a) The Plan Administrator shall determine the rights of any person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing.

     (b) A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure.

     (c) A claimant whose claim is denied (or his duly authorized representative) who wants to contest that decision must file with the Plan Administrator a written request for a review of such claim within 60 days after receipt of denial of a claim . If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Company (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 10.1(a) above.

     (d) The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based, shall notify the claimant of his right to bring suit in Federal court and, to the extent permitted by law, shall be final and binding on all interested persons.”

Section 7

     Section 10.5 of the Plan is hereby amended in its entirety to read as follows:

     “Section 10.5. Amendment. The Company (with the approval or ratification of the Benefits Committee) may at any time prospectively or retroactively amend any or all of the provisions of this

Plan for any reason whatsoever, except that (a) no such amendment may adversely affect the amount of any Participant’s vested Benefit as of the date of such amendment and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant’s Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.”

Section 8

     The second sentence of Section 10.6(a) of the Plan is hereby amended in its entirety to read as follows:

     “Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee.”

     EXECUTED this 30th day of July, 2004.

NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ James M. Phillips

Title:	Vice President – Human Resources

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